Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports Record Quarterly Sales and Earnings in Second Quarter 2021; Delivers 19.2% Increase in Same Store Sales, Raises Full Year Guidance and Enhances 2021 Capital Allocation Plan
•Net sales for the second quarter of 2021 increased 20.7% compared to the second quarter of 2020 and increased 45.0% compared to the second quarter of 2019
•Company delivered second quarter 2021 earnings per diluted share of $4.53 and non-GAAP earnings per diluted share of $5.08, up 45% and 58% respectively versus earnings per diluted share of $3.12 and non-GAAP earnings per diluted share of $3.21 during the second quarter of 2020
•Company announces a special dividend of $5.50 per share, a 21% increase in its quarterly dividend to $0.4375 per share and an increase in its planned share repurchases to a minimum of $400 million
•Company raises its full year 2021 earnings per diluted share guidance to $11.00 to 11.45 and raises its full year 2021 non-GAAP earnings per diluted share guidance to $12.45 to 12.95
PITTSBURGH, August 25, 2021 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the second quarter ended July 31, 2021.
Second Quarter Results
Net sales for the second quarter of 2021 were $3.27 billion, an increase of 20.7% compared to the second quarter of 2020 and a 45.0% increase compared to the second quarter of 2019. Consolidated same store sales for the second quarter of 2021 increased 19.2%, which followed consolidated same store sales increases of 20.7% in the second quarter of 2020 and 3.2% in the second quarter of 2019. eCommerce sales increased 111% compared to the second quarter of 2019 and as planned, decreased 28% compared to the second quarter of 2020, which included a period of temporary store closures. eCommerce penetration has grown from 12% of total net sales in the second quarter of 2019 to 18% for the second quarter of 2021. eCommerce penetration was approximately 30% in the second quarter of 2020.
Driven by strong sales and gross margin rate expansion, the Company reported consolidated net income for the second quarter ended July 31, 2021 of $495.5 million, or $4.53 per diluted share. The Company reported consolidated net income for the second quarter ended August 1, 2020 of $276.8 million, or $3.12 per diluted share, which included approximately $14 million of pre-tax expenses in response to COVID-19. The Company reported consolidated net income for the second quarter ended August 3, 2019 of $112.5 million, or $1.26 per diluted share.
On a non-GAAP basis, the Company reported consolidated net income for the quarter ended July 31, 2021 of $501.2 million, or $5.08 per diluted share, compared to consolidated net income of $281.7 million, or $3.21 per diluted share, for the quarter ended August 1, 2020. Non-GAAP consolidated net income excluded non-cash amortization of the debt discount associated with the Company's convertible senior notes and included the share impact of the convertible note hedge purchased by the Company, which is antidilutive for GAAP purposes, for the quarters ended July 31, 2021 and August 1, 2020. There were no non-GAAP adjustments during the quarter ended August 3, 2019. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

"We said 2021 was going to be the most transformational year in our history, and so far, it certainly has been. We continue to perform at a very high level and invest in our future to reimagine the athlete experience in our core business and with new concepts," said Ed Stack, Executive Chairman. "I am very pleased with the strength of our business and confident about our growth opportunities."
“Our record-breaking quarterly sales and earnings significantly exceeded our expectations, reflecting continued strong consumer demand across our diverse category portfolio along with the strength of our omni-channel offering and elevated athlete experience. I’d like to thank all our teammates for how they delivered against our core strategies and for their commitment to DICK'S Sporting Goods, which helped make this performance possible," said Lauren Hobart, President and Chief Executive Officer. "Based on the strength of our business and our expectations for continued strong consumer demand, we are pleased to increase our full year sales and earnings outlook for the second time this year."

Balance Sheet

The Company ended the second quarter of 2021 with approximately $2.24 billion in cash and cash equivalents and no outstanding borrowings under its $1.855 billion revolving credit facility.

Total inventory increased 7.2% at the end of the second quarter of 2021 compared to the end of the second quarter of 2020.

Year-to-Date Results

Net sales for the 26 weeks ended July 31, 2021 were $6.19 billion, an increase of 53% compared to the 26 weeks ended August 1, 2020 and a 48% increase compared to the 26 weeks ended August 3, 2019. Consolidated same store sales for the 26 weeks ended July 31, 2021 increased 51% compared to the 2020 period, which followed a consolidated same store sales decrease of 2.3% for the 2020 period and a 1.7% increase for the 2019 period. eCommerce sales increased 124% compared to the 26 weeks ended August 3, 2019, and as planned, eCommerce sales decreased 12% compared to the 26 weeks ended August 1, 2020, which included a period of temporary store closures in March, April and May. eCommerce penetration has grown from 12% of total net sales in the 2019 period to 19% in the 2021 period. eCommerce penetration was approximately 33% in the 26 weeks ended August 1, 2020.
Driven by strong sales and gross margin rate expansion, the Company reported consolidated net income for the 26 weeks ended July 31, 2021 of $857.3 million, or $7.96 per diluted share, compared to consolidated net income for the 26 weeks ended August 1, 2020 of $133.4 million, or $1.53 per diluted share. The Company incurred approximately $15 million of pre-tax incremental safety costs in response to COVID-19 during the 26 weeks ended July 31, 2021. During last year's period, the Company incurred approximately $76 million of pre-tax expenses in response to COVID-19. The Company reported consolidated net income for the 26 weeks ended August 3, 2019 of $170.1 million, or $1.85 per diluted share.
On a non-GAAP basis, the Company reported consolidated net income of $868.3 million, or $8.89 per diluted share, for the 26 weeks ended July 31, 2021, and consolidated net income of $139.1 million, or $1.60 per diluted share, for the 26 weeks ended August 1, 2020. Non-GAAP consolidated net income excluded non-cash amortization of the debt discount associated with the Company's convertible senior notes and included the share impact of the convertible note hedge purchased by the Company, which is antidilutive for GAAP purposes, for the periods ended July 31, 2021 and August 1, 2020. For the 26 weeks ended August 3, 2019, the Company reported consolidated net income of $171.0 million, or $1.86 per diluted share, which excluded a non-cash asset impairment and the favorable settlement of a litigation contingency. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."

Capital Allocation
The Company announces enhancements to its 2021 capital allocation plan, including a special dividend of $5.50 per share, a 21% increase in its quarterly dividend to $0.4375 per share and an increase in its planned share repurchases to a minimum of $400 million.
“This additional cash return to our shareholders demonstrates the confidence we have in our business, the strength of our balance sheet and a commitment to efficiently deploy our cash,” said Lauren Hobart, President and Chief Executive Officer. “We continue to remain firmly committed to investing in the profitable growth of our core business.”

•On August 19, 2021, the Company's Board of Directors authorized and declared a special dividend in the amount of $5.50 per share on the Company's Common Stock and Class B Common Stock, which will return over $475 million to shareholders and is expected to be funded from the Company's cash on hand. The dividend is payable in cash on September 24, 2021 to stockholders of record at the close of business on September 10, 2021.
•Also on August 19, 2021, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.4375 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on September 24, 2021 to stockholders of record at the close of business on September 10, 2021. This dividend represents an increase of 21% over the Company’s previous quarterly amount per share and is equivalent to $1.75 per share on an annualized basis.
•The Company now expects to repurchase a minimum of $400 million of its common stock during 2021, an increase of $200 million from its prior guidance. During the second quarter of 2021, the Company repurchased 0.8 million shares of its common stock at an average price of $93.84 per share, for a total cost of $75.8 million. For the 26 weeks ended July 31, 2021, the Company has repurchased common stock totaling $152.7 million under its share repurchase program. The Company has $879 million remaining under its authorization that extends through June 2024.
•For the 26 weeks ended July 31, 2021, capital expenditures totaled $167.7 million on a gross basis, or $149.3 million net of construction allowances provided by landlords. For the 26 weeks ended August 1, 2020, capital expenditures totaled $94.3 million on a gross basis, or $63.4 million net of construction allowances provided by landlords. For 2021, the Company anticipates capital expenditures to be in the range of $370 to 395 million on a gross basis and in the range of $300 to 325 million on a net basis.

Full Year 2021 Outlook

The Company's Full Year Outlook for 2021 is presented below:

			2021 Outlook
			Low End	High End	Midpoint % Change
(in millions, except per share amounts)	2019	2020	2021 (E)		vs 2019	vs 2020
Net Sales	$8,751	$9,584	$11,520	$11,720	33%	21%
Consolidated same store sales	3.7%	9.9%	18.0%	20.0%

Income before income taxes	$408	$712	$1,580	$1,640	295%	126%
% of Net Sales	4.7%	7.4%	13.7%	14.0%
Income before income taxes - non-GAAP	$440	$733	$1,610	$1,670	273%	124%
% of Net Sales - non-GAAP	5.0%	7.6%	14.0%	14.2%

Earnings per diluted share	$3.34	$5.72	$11.00	$11.45	236%	96%
Earnings per diluted share - non-GAAP	$3.69	$6.12	$12.45	$12.95	244%	108%
Weighted average diluted shares	89	93	109.5	109.5
Weighted average diluted shares - non-GAAP	89	89	98.5	98.5

Gross capital expenditures	$217	$224	$370	$395
Net capital expenditures	$180	$167	$300	$325

•Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and for the same reason believes it is important to compare 2021 against both 2019 and 2020.
•The Company’s non-GAAP outlook for 2021 and its non-GAAP results for 2020 exclude amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. Non-GAAP results for 2019 exclude hunt restructuring charges, a gain on the sale of subsidiaries, non-cash asset impairments and the favorable settlement of a litigation contingency.
•As a result of actions taken to support its teammates as well as impacts from its temporary store closures in 2020, the Company incurred approximately $175 million of pre-tax incremental teammate compensation and safety costs. Through the first six months of fiscal 2021, the Company has incurred approximately $15 million of COVID-related safety costs.
•The Company expects to open six new DICK'S Sporting Goods stores and eight specialty concept stores in 2021, including the conversion of two former Field & Stream stores into Public Lands stores. The Company also expects to relocate 11 DICK'S Sporting Goods stores in 2021.
•The Company plans to repurchase a minimum of $400 million of its common shares in 2021.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include consolidated non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP income before income taxes, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management believes that excluding non-cash debt discount amortization from its convertible senior notes and including the share impact from the convertible note hedge is useful to investors because it provides a more complete view of the economics of the transaction. Management also uses certain non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Fiscal 2021 Consolidated Same Store Sales
Consolidated same store sales include stores that were temporarily closed during fiscal 2020 as a result of the COVID-19 pandemic. The method of calculating consolidated same store sales varies across the retail industry, including the treatment of temporary store closures as a result of COVID-19. Accordingly, our method of calculating this metric may not be the same as other retailers’ methods. For additional information on consolidated same store sales, please see our most recent Annual Report on Form 10-K for the fiscal year ended January 30, 2021, filed with the Securities and Exchange Commission on March 24, 2021.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2021 outlook for earnings and sales; capital expenditures; share repurchases and dividends; and anticipated store openings, relocations, and closures.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the impact on our business, operations and financial results due to the duration and scope of the COVID-19 pandemic, including the potential impact due to disruptions in our vendors' supply chains and due to restrictions imposed by federal, state, and local governments in response to increases in the number of COVID-19 cases in areas in which we operate; changes in consumer discretionary spending; the extent to which changes in consumer demand due to the COVID-19 pandemic will continue and whether new trends will emerge after the impact of the COVID-19 pandemic subsides; store closures and other impacts to our business resulting from civil disturbances; investments in omni-channel growth not producing the anticipated benefits within the expected time-frame or at all; risks relating to private brands and new retail concepts; investments in business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; the amount devoted to strategic investments and the timing and success of those investments; inventory turn; changes in the competitive market and competition amongst retailers, including an increase in promotional activity; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; the impact of a high rate of inflation on our business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, or tariffs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors, and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; the loss of key personnel, including Edward W. Stack, Executive Chairman, or Lauren Hobart, President and Chief Executive Officer; developments with sports leagues, professional athletes or sports superstars, including disruptions and cancellations due to COVID-19; weather-related disruptions and seasonality of the Company's business; and risks associated with being a controlled company.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 24, 2021 and our Quarterly Report filed with the SEC on May 26, 2021. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of July 31, 2021, the Company operated 731 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a combination of its dedicated teammates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, DICK’S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as GameChanger, a youth sports mobile app for scheduling, communications, live scorekeeping and video streaming. DICK'S offers its products through a dynamic eCommerce platform that is integrated with its store network and provides athletes with the convenience and expertise of a 24-hour storefront. For more information, visit the Investor Relations page at dicks.com.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	July 31, 2021	% of Sales	August 1, 2020	% of Sales(2)	August 3, 2019 (1)	% of Sales(2)

Net sales	$3,274,842	100.00%	$2,713,372	100.00%	$2,259,212	100.00%
Cost of goods sold, including occupancy and distribution costs	1,967,765	60.09	1,776,497	65.47	1,582,141	70.03

GROSS PROFIT	1,307,077	39.91	936,875	34.53	677,071	29.97

Selling, general and administrative expenses	640,268	19.55	543,033	20.01	521,072	23.06
Pre-opening expenses	3,256	0.10	2,485	0.09	996	0.04

INCOME FROM OPERATIONS	663,553	20.26	391,357	14.42	155,003	6.86

Interest expense	13,801	0.42	14,682	0.54	5,550	0.25
Other income	(6,795)	(0.21)	(14,508)	(0.53)	(1,582)	(0.07)

INCOME BEFORE INCOME TAXES	656,547	20.05	391,183	14.42	151,035	6.69

Provision for income taxes	161,038	4.92	114,340	4.21	38,501	1.70

NET INCOME	$495,509	15.13%	$276,843	10.20%	$112,534	4.98%

EARNINGS PER COMMON SHARE:
Basic	$5.86		$3.29		$1.28
Diluted	$4.53		$3.12		$1.26

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	84,512		84,130		88,080
Diluted	109,271		88,826		89,400

(1) Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and believes it is important to compare 2021 against both 2019 and 2020.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	July 31, 2021	% of Sales (2)	August 1, 2020	% of Sales (2)	August 3, 2019 (1)	% of Sales

Net sales	$6,193,561	100.00%	$4,046,600	100.00%	$4,179,889	100.00%
Cost of goods sold, including occupancy and distribution costs	3,797,857	61.32	2,890,397	71.43	2,939,009	70.31

GROSS PROFIT	2,395,704	38.68	1,156,203	28.57	1,240,880	29.69

Selling, general and administrative expenses	1,248,562	20.16	946,254	23.38	1,008,230	24.12
Pre-opening expenses	7,780	0.13	4,765	0.12	1,574	0.04

INCOME FROM OPERATIONS	1,139,362	18.40	205,184	5.07	231,076	5.53

Interest expense	27,183	0.44	22,727	0.56	8,631	0.21
Other income	(14,146)	(0.23)	(986)	(0.02)	(8,320)	(0.20)

INCOME BEFORE INCOME TAXES	1,126,325	18.19	183,443	4.53	230,765	5.52

Provision for income taxes	269,060	4.34	50,022	1.24	60,706	1.45

NET INCOME	$857,265	13.84%	$133,421	3.30%	$170,059	4.07%

EARNINGS PER COMMON SHARE:
Basic	$10.13		$1.59		$1.88
Diluted	$7.96		$1.53		$1.85

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	84,631		83,932		90,483
Diluted	107,641		87,360		91,894

(1) Due to the uneven nature of sales and earnings in 2020, the Company planned 2021 off of a 2019 baseline and for the same reason believes it is important to compare 2021 against both 2019 and 2020.

(2) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	July 31, 2021	August 1, 2020	January 30, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,236,733	$1,061,141	$1,658,067
Accounts receivable, net	88,725	74,790	53,149
Income taxes receivable	700	7,223	6,396
Inventories, net	2,011,020	1,875,152	1,953,568
Prepaid expenses and other current assets	81,758	74,946	88,470
Total current assets	4,418,936	3,093,252	3,759,650

Property and equipment, net	1,323,174	1,348,059	1,300,265
Operating lease assets	2,083,010	2,213,158	2,149,913
Intangible assets, net	88,157	92,584	90,051
Goodwill	245,857	245,857	245,857
Deferred income taxes	34,672	21,538	51,475
Other assets	192,358	138,121	155,648
TOTAL ASSETS	$8,386,164	$7,152,569	$7,752,859

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,213,449	$1,094,258	$1,258,093
Accrued expenses	564,400	462,284	518,134
Operating lease liabilities	468,667	474,769	472,670
Income taxes payable	83,645	55,901	40,997
Deferred revenue and other liabilities	237,143	196,165	260,304
Total current liabilities	2,567,304	2,283,377	2,550,198
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Convertible senior notes due 2025	433,456	404,573	418,493
Long-term operating lease liabilities	2,173,897	2,373,173	2,259,308
Deferred income taxes	—	—	—
Other long-term liabilities	206,132	161,150	185,326
Total long-term liabilities	2,813,485	2,938,896	2,863,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	605	601	612
Class B common stock	237	241	237
Additional paid-in capital	1,468,217	1,373,426	1,442,298
Retained earnings	3,857,257	2,724,424	3,064,702
Accumulated other comprehensive loss	(6)	(130)	(49)
Treasury stock, at cost	(2,320,935)	(2,168,266)	(2,168,266)
Total stockholders' equity	3,005,375	1,930,296	2,339,534
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,386,164	$7,152,569	$7,752,859

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	26 Weeks Ended
	July 31, 2021	August 1, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$857,265	$133,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	158,009	162,755
Amortization of convertible notes discount and issuance costs	14,963	7,662
Non-cash lease costs	(54,582)	28,395
Deferred income taxes	16,803	(16,313)
Stock-based compensation	25,414	17,449
Changes in assets and liabilities:
Accounts receivable	(22,754)	(8,402)
Inventories	(57,452)	327,123
Prepaid expenses and other assets	1,559	7,026
Accounts payable	13,578	103,379
Accrued expenses	35,853	48,497
Income taxes payable / receivable	48,344	43,985
Construction allowances provided by landlords	18,344	30,850
Deferred revenue and other liabilities	(24,563)	(9,120)
Net cash provided by operating activities	1,030,781	876,707
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(167,689)	(94,256)
Proceeds from sale of other assets	9,671	—
Deposits and other investing activities	(19,130)	—
Net cash used in investing activities	(177,148)	(94,256)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	—	1,291,700
Revolving credit repayments	—	(1,515,800)
Proceeds from issuance of convertible notes	—	575,000
Payments for purchase of bond hedges	—	(161,057)
Proceeds from issuance of warrants	—	105,225
Transaction costs paid in connection with convertible notes issuance	—	(17,396)
Payments on other long-term debt and finance lease obligations	(385)	(403)
Proceeds from exercise of stock options	20,648	939
Minimum tax withholding requirements	(20,132)	(3,684)
Cash paid for treasury stock	(152,687)	—
Cash dividends paid to stockholders	(64,232)	(54,448)
Decrease in bank overdraft	(58,222)	(10,710)
Net cash (used in) provided by financing activities	(275,010)	209,366
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	43	(10)
NET INCREASE IN CASH AND CASH EQUIVALENTS	578,666	991,807
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,658,067	69,334
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,236,733	$1,061,141

Store Count and Square Footage

The stores that opened during the second quarter of 2021 are as follows:

Store	Market	Concept
Northridge, CA	Los Angeles	DICK'S Sporting Goods
Avon, IN	Indianapolis	Outlet Store

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:
Store Count:

	Fiscal 2021			Fiscal 2020
	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total	DICK'S Sporting Goods	Specialty Concept Stores (2)	Total
Beginning stores	728	126	854	726	124	850
Q1 New stores	2	—	2	1	2	3
Q2 New stores	1	1	2	—	3	3
Closed stores	—	1	1	1	3	4
Ending stores	731	126	857	726	126	852

Relocated stores	7	—	7	3	1	4

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Concept Stores	Total
Q1 2020	38.4	3.4	41.8
Q2 2020	38.4	3.5	41.9
Q3 2020	38.7	3.6	42.3
Q4 2020	38.5	3.5	42.0
Q1 2021	38.7	3.4	42.1
Q2 2021	38.8	3.5	42.3

(1)Includes two new DICK'S House of Sport stores which were relocations of former DICK'S Sporting Goods stores.
(2)Includes the Company's Golf Galaxy and Field & Stream stores, as well as the Company's outlet stores, excluding temporary locations. In some markets the Company operates DICK'S Sporting Goods stores adjacent to its specialty concept stores on the same property with a pass-through for customers. The Company refers to this format as a "combo store" and includes combo store openings within both the DICK'S Sporting Goods and specialty concept store reconciliations, as applicable. As of July 31, 2021, the Company operated 29 combo stores.

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED
(in thousands, except per share amounts)

Non-GAAP Net Income and Earnings Per Share Reconciliations
(in thousands, except per share amounts)

	13 Weeks Ended July 31, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$663,553	$13,801	$656,547	$495,509	109,271	$4.53
% of Net Sales	20.26%	0.42%	20.05%	15.13%
Convertible senior notes (1)	—	(7,656)	7,656	5,665	(10,680)
Non-GAAP Basis	$663,553	$6,145	$664,203	$501,174	98,591	$5.08
% of Net Sales	20.26%	0.19%	20.28%	15.30%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	26 Weeks Ended July 31, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$1,139,362	$27,183	$1,126,325	$857,265	107,641	$7.96
% of Net Sales	18.40%	0.44%	18.19%	13.84%
Convertible senior notes (1)	—	(14,963)	14,963	11,073	(9,947)
Non-GAAP Basis	$1,139,362	$12,220	$1,141,288	$868,338	97,694	$8.89
% of Net Sales	18.40%	0.20%	18.43%	14.02%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.

	13 Weeks Ended August 1, 2020

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$391,357	$14,682	$391,183	$276,843	88,826	$3.12
% of Net Sales	14.42%	0.54%	14.42%	10.20%
Convertible senior notes (1)	—	(6,568)	6,568	4,860	(1,119)
Non-GAAP Basis	$391,357	$8,114	$397,751	$281,703	87,707	$3.21
% of Net Sales	14.42%	0.30%	14.66%	10.38%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for Non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	26 Weeks Ended August 1, 2020

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$205,184	$22,727	$183,443	$133,421	87,360	$1.53
% of Net Sales	5.07%	0.56%	4.53%	3.30%
Convertible senior notes (1)	—	(7,662)	7,662	5,670	(560)
Non-GAAP Basis	$205,184	$15,065	$191,105	$139,091	86,800	$1.60
% of Net Sales	5.07%	0.37%	4.72%	3.44%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. This amount includes $1.1 million of amortization recognized in the fiscal quarter ended May 2, 2020.
(2)The provision for income taxes for Non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	26 Weeks Ended August 3, 2019

	Selling, general and administrative expenses	Income before income taxes	Net income (3)	Earnings per diluted share
GAAP Basis	$1,008,230	$230,765	$170,059	$1.85
% of Net Sales	24.12%	5.52%	4.07%
Non-cash asset impairment (1)	(7,623)	7,623	5,641
Litigation contingency settlement (2)	6,411	(6,411)	(4,744)
Non-GAAP Basis	$1,007,018	$231,977	$170,956	$1.86
% of Net Sales	24.09%	5.55%	4.09%

(1)Non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to its fair market value.
(2)Favorable settlement of a previously accrued litigation contingency.
(3)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended January 30, 2021

	Income from operations	Interest expense	Income before income taxes	Net income (2)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$741,477	$48,812	$711,735	$530,251	92,639	$5.72
% of Net Sales	7.74%	0.51%	7.43%	5.53%
Convertible senior notes (1)	—	(21,581)	21,581	15,970	(3,460)
Non-GAAP Basis	$741,477	$27,231	$733,316	$546,221	89,179	$6.12
% of Net Sales	7.74%	0.28%	7.65%	5.70%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company. This amount includes $1.1 million of amortization recognized in the fiscal quarter ended May 2, 2020.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate.

	52 Weeks Ended February 1, 2020
	Gross profit	Selling, general and administrative expenses	Income from operations	Gain on sale of subsidiaries	Income before income taxes	Net income (5)	Diluted shares outstanding during period	Earnings per diluted share
GAAP Basis	$2,554,558	$2,173,677	$375,613	$(33,779)	$407,704	$297,462	89,066	$3.34
% of Net Sales	29.19%	24.84%	4.29%	(0.39)%	4.66%	3.40%
Hunt restructuring charges (1)	13,135	(44,588)	57,723	—	57,723	50,072
Gain on sale of subsidiaries (2)	—	—	—	33,779	(33,779)	(24,996)
Other asset impairments (3)	—	(15,253)	15,253	—	15,253	11,287
Litigation contingency settlement (4)	—	6,411	(6,411)	—	(6,411)	(4,744)
Non-GAAP Basis	$2,567,693	$2,120,247	$442,178	$—	$440,490	$329,081	89,066	$3.69
% of Net Sales	29.34%	24.23%	5.05%	—%	5.03%	3.76%

(1)Hunt restructuring charges of $57.7 million included $35.7 million of non-cash impairments of a trademark and store assets, a $13.1 million write-down of inventory and an $8.9 million charge related to our exit from eight Field & Stream stores in the third quarter, which were subleased to Sportsman’s Warehouse.
(2)Gain on sale of Blue Sombrero and Affinity Sports subsidiaries.
(3)Non-cash impairment charges to reduce the carrying value of a corporate aircraft to its fair market value, which was subsequently sold.
(4)Favorable settlement of a previously accrued litigation contingency.
(5)Except for the impairment of the trademark, the provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximated the Company's blended tax rate. The trademark impairment charge of $28.3 million was not deductible for tax purposes.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	July 31, 2021	August 1, 2020
Gross capital expenditures	$(167,689)	$(94,256)
Construction allowances provided by landlords	18,344	30,850
Net capital expenditures	$(149,345)	$(63,406)

Reconciliation of Non-GAAP Consolidated Net Income and Earnings Per Diluted Share Guidance
(in millions, except per share amounts)

	52 Weeks Ended January 29, 2022
	Low End				High End

	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share	Income before income taxes	Net income (2)	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$1,580	$1,204	109.5	$11.00	$1,640	$1,254	109.5	$11.45
Convertible senior notes (1)	30	22	(11.0)		30	22	(11.0)
Non-GAAP Basis	$1,610	$1,226	98.5	$12.45	$1,670	$1,276	98.5	$12.95
% of Net Sales	14.0%	10.6%			14.2%	10.9%

(1)Amortization of the non-cash debt discount on the Company's convertible senior notes and diluted shares that are designed to be offset at settlement by shares delivered from the convertible note hedge purchased by the Company.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26%, which approximates the Company's blended tax rate.